                              LTC PROPERTIES, INC.

                                  EXHIBIT 10.29

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                               TERM LOAN AGREEMENT

                                      among

                              LTC PROPERTIES, INC.

                                       and

                         THE LENDERS REFERRED TO HEREIN

                                       and

                                BANK OF MONTREAL,
                             as Administrative Agent

                                       and

                             SANWA BANK CALIFORNIA,
                             as Documentation Agent



                                  March 8, 1999

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

                               TERM LOAN AGREEMENT

      This Agreement, dated as of March 8, 1999, is among LTC PROPERTIES, INC., a Maryland corporation (the "Borrower"), the financial institutions party hereto (together with their respective successors and permitted assigns, the "Lenders"), BANK OF MONTREAL ("Bank of Montreal"), as Administrative Agent (the "Agent"), and SANWA BANK CALIFORNIA ("Sanwa"), as Documentation Agent.

                                    Recitals

      WHEREAS, the Borrower wishes to obtain commitments from the Lenders for pro rata credit extensions under a term credit facility in the aggregate amount of $25,000,000.

      WHEREAS, the Lenders have agreed, on the terms and conditions herein set forth, to extend credit to the Borrower (1) for the purpose of funding investments in healthcare and education facilities and related mortgage loans and (2) for general corporate purposes.

      WHEREAS, it is the intention of the Borrower and the Lenders that the indebtedness of the Borrower to the Lenders under this Agreement be pari passu with the indebtedness of the Borrower to the lenders under the Revolving Credit Agreement (as hereinafter defined).

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 Definitions. As used in this Agreement:

      "Acquisition" means each transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through the purchase of assets, by merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of a partnership or other Person.

      "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of a LIBOR Loan, for the same Interest Period.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; provided that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns 20% or more of the securities having ordinary voting power for the election of directors of a corporation. Notwithstanding the foregoing, a partnership shall not be deemed an Affiliate of the Borrower if a general partner (which is an Affiliate of the Borrower) controls such partnership.

      "Agent" means Bank of Montreal in its capacity as administrative agent for the Lenders pursuant to Article 12, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article 12.

      "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders.

      "Agreement" means this Term Loan Agreement, as it may be amended or modified and in effect from time to time.

      "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5 (except for changes concurred in by the Borrower's independent public accountants).

      "Applicable Lending Office" means for any Lender, its office for LIBOR Loans and Reference Rate Loans, specified in Schedule 1 or in the Assignment Agreement pursuant to which it became a party hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Agent and the Borrower, be changed by such Lender.

      "Applicable Value" means (i) with respect to any Owned Property, the Book Value of such Owned Property determined in accordance with Agreement Accounting Principles net of depreciation applied on a pro rata basis and (ii) with respect to any Mortgaged Property, the unpaid principal balance of the related Mortgage Note.

      "Appraisal" means a Master Appraisal Institute appraisal (or an appraisal prepared by Valuation Counselor's Group or other appraisal satisfactory to the Agent and the Required Lenders).

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Assignment Agreement" means an Assignment Agreement in the form of Exhibit C hereto.

      "Authorized Officer" means any of the Chairman, Chief Executive Officer, President, Chief Financial Officer or Treasurer (specifically authorized by the Borrower) of the Borrower, acting singly.

      "Bank of Montreal" is defined in the first paragraph hereof.

      "Book Value" means, with regard to any Owned Property, the sum of (i) the lesser of (a) the purchase price or (b) the final construction cost (provided that such construction was completed within the last 90 days), plus (ii) capitalized improvements and all other related closing costs (calculated on a cost basis,) as determined in accordance with Agreement Accounting Principles.

      "Borrower" is defined in the first paragraph hereof.


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

      "Borrowing Base" means, as at any date, the sum of (i) 75% of the aggregate Applicable Value of the Eligible Mortgage Loans and (ii) 60% of the aggregate Applicable Value of the Eligible Owned Properties (other than Eligible Owned Properties of "Guarantors" under the Revolving Credit Agreement), minus
(a) the aggregate principal amount of all "Loans," and the aggregate "Letter of Credit Amount" of all "Letters of Credit" (as such terms are defined in the Revolving Credit Agreement), outstanding under the Revolving Credit Agreement and (b) the aggregate principal amount of any outstanding Senior Debt (other than amounts outstanding hereunder or under the Revolving Credit Agreement, Capitalized Leases, and the Oregon Bonds and Washington Bonds referenced on
Schedule 3).

      "Borrowing Base Certificate" means a certificate of an Authorized Officer of the Borrower, in substantially the form of Exhibit E and appropriately completed.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Business Day" means any day (i) other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in Los Angeles, California, New York, New York or Chicago, Illinois and (ii) if the applicable Business Day relates to a LIBOR Loan, on which dealings in Dollar deposits are carried on in the London Interbank Market.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Cash Flow" means, for any period, for the Borrower and its Subsidiaries (determined on a Consolidated Basis in a presentation of Consolidated Statements of Cash Flow without duplication in accordance with Agreement Accounting Principles), Net Income plus minority interest expenses plus depreciation, amortization and other non-cash charges minus non-cash income plus Interest Expense for such period.

      "Cash Flow Coverage Ratio" means for the Borrower and its Subsidiaries on a Consolidated Basis, determined as of the end of each fiscal quarter for the period of four fiscal quarters then ended, the ratio of (i) Cash Flow to (ii) the sum of principal payments (excluding principal payments on existing convertible Subordinated Indebtedness and under this Agreement), Distributions and Interest Expense.

      "Change of Control" means (i) the acquisition by any Person (including any syndicate or group deemed to be a "Person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision to either of the foregoing) of beneficial ownership, directly or indirectly, of shares of capital stock of the Borrower entitling such Person to exercise more than 50% of the total voting power of all voting shares of the Borrower; or (ii) any consolidation of the Borrower with, or merger of the Borrower into, any other Person, any merger of another Person into the Borrower or any sale or transfer of all or substantially all of the assets of the Borrower to another Person other than (a) where the surviving corporation is the Borrower, (b) the Borrower continues to be a REIT and (c) the Borrower shall be in pro forma compliance with all provisions of this Agreement subsequent to such Change of Control.

      "Closing Date" means the date on which all the conditions precedent set forth in Section 4.1 shall have been satisfied or waived.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, including the regulations proposed or promulgated thereunder.

      "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite such Lender's name on Schedule 1 hereto or as set forth in any Assignment Agreement relating to any assignment that has become effective pursuant to Section 14.3, as such amount may be modified from time to time pursuant to the terms hereof.

      "Commitment Percentage" means, as to any Lender at any time, the percentage of the Aggregate Commitment then constituted by such Lender's Commitment.

      "Compliance Certificate" has the meaning set forth in Section 7.1(iii).

      "Consolidated," "Consolidating" and "on a Consolidated Basis," when describing financial statements, refer to those of the Borrower and its Subsidiaries.

      "Control" means the power to direct or cause the direction of the management or policies of a Person, whether through rights of ownership under voting securities, under contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Conversion/Continuation Notice" is the notice referred to in Section
2.10.

      "Debt" of any Person means (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person, (iv) all obligations of such Person as lessee under leases that have been or should be, in accordance with Agreement Accounting Principles, recorded as Capitalized Leases, (v) all obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to secure a credit against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i), (ii), (iii) or (iv) above (including letters of credit or similar instruments for such purpose) and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

      "Debt Service Coverage Ratio" means for the Borrower and its Subsidiaries on a Consolidated Basis, determined as of the end of each fiscal quarter for the period of four fiscal quarters then ended, the ratio of (i) Cash Flow to (ii) the sum of principal payments on Debt (excluding principal payments on existing convertible Subordinated Indebtedness and under this Agreement) and Interest Expense.

      "Default" means any Event of Default and any default, event or condition that would, with the giving of any requisite notice and the passage of any requisite period of time, constitute an Event of Default.

      "Distributions" means the declaration of any dividend or the declaration of a distribution on or in respect to any shares of any class of capital stock, any partnership interest or any membership interest of any Person, other than dividends or other distributions payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be; the purchase, redemption or other retirement of any shares of any class of capital stocks, partnership interests or membership units of such Person, directly or indirectly, through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interests or membership unit of such Person.

      "Documentation Agent" means Sanwa in its capacity as documentation agent for the Lenders, and not in its individual capacity as a Lender, and any successor Documentation Agent appointed by the Lenders.

      "Dollars" or "$" shall mean lawful money of the United States of America.

      "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $500,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) an insurance company or other financial institution or an investment fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; (iv) any Affiliate of an existing Lender; and (v) any other Person approved by the Agent and, in the absence of any Event of Default, the Borrower; provided, however, that (a) an Affiliate of the Borrower shall not qualify as an Eligible Assignee, (b) no direct competitor of the Borrower shall qualify as an Eligible Assignee and (c) no financial institution shall qualify as an Eligible Assignee if its participation hereunder would result in increased liability of the Borrower under Section 3.3.

      "Eligible Mortgage Loans" means, as of any date, any Mortgage Loan, other than the following:

      (i) Any Mortgage Loan to an Affiliate or any Mortgage Loan which is not owned by the Borrower as sole owner and holder of such Mortgage Loan;

      (ii) Any Mortgage Loan not originated by the Borrower;

      (iii) Any Mortgage Loan pursuant to which the Mortgage relates to a ground lease;

      (iv) Any Mortgage Loan which is more than 30 days past due for any payment thereunder;

      (v) Any Mortgage Loan for which the Borrower does not have the full right and authority to sell, assign and transfer such Mortgage Loan, the related Mortgage, the related Mortgage Note and other related documents;

      (vi) Any Mortgage Loan for which there does not exist a Phase I environmental report, any Mortgage Loan with respect to which any material environmental claim has been made or any Mortgage Loan for which there exists an environmental report which details the reasonable likelihood of material environmental claims;

      (vii) Any Mortgage Loan for which there has not been issued a title policy showing the Borrower as first lienholder or a title policy has been issued showing the Borrower as first lienholder, but with encumbrances or exceptions of a material nature unless otherwise insured against;

      (viii) Any Mortgage Loan, the principal balance of which is more than 80% of the value as determined by an Appraisal of the property secured by such Mortgage Loan;

      (ix) Any Mortgage Loan where the mortgagor thereof is currently the subject of a bankruptcy proceeding or is otherwise insolvent;

      (x) Any Mortgage Loan with respect to a property which has been in operation as a licensed skilled nursing home or long-term care facility for less than one year, provided, however, that (a) if the Operator of any such property which has been in operation less than one year is a publicly-traded company with a ratio of (i) net income plus depreciation, amortization, other non-cash charges and Interest Expense to (ii) Interest Expense of at least 1.00:1.00 (calculated as of the end of each fiscal quarter for the period of four quarters then ended and calculated in accordance with generally accepted accounting principles), such Mortgage Loan shall be considered eligible hereunder and (b) up to $20,000,000 (calculated on an aggregate basis with amounts permitted under Section (viii)(b) of the definition of "Eligible Owned Properties") of such property subject to a Mortgage Loan in operation less than one year and which does not meet the requirements of (a) and which has an Operator which is publicly-traded shall be considered eligible hereunder;

      (xi) Any property subject to a Mortgage Loan for which the Operator does not have all material Governmental Approvals required for the operation thereof;

      (xii) Any Mortgage Loan of which the Borrower is not the sole lender;

      (xiii) Any Mortgage Loan for which an Appraisal has not been completed; or

      (xiv) Any Mortgage Loan which is not free and clear of any and all Liens which are likely to have a Material Adverse Effect, encumbering or affecting the Mortgage Loan or Mortgage Note.

      "Eligible Owned Properties" means, as of any date, Owned Properties, other than the following:

      (i) Any Owned Properties leased to an Affiliate or which are not owned by the Borrower or its Subsidiaries in fee simple ownership;

      (ii) Any Owned Property for which the lease payment is 30 or more days past due;

      (iii) Any Owned Property for which the term of the lease does not extend past the Facility Termination Date or for which the Operator thereof has failed to exercise a renewal option and no new lease has been executed by the Operator thereof within 60 days prior to the expiration of such lease;

      (iv) Any Owned Property for which no lease is in effect, or which has been terminated for any reason;

      (v) Any Owned Property where the Operator thereof is currently the subject of a bankruptcy proceeding or is otherwise insolvent;

      (vi) Any Owned Property subject to a Lien which is reasonably likely to have a Material Adverse Effect;

      (vii) Any Owned Property for which the Operator does not have all material Governmental Approvals required for the operation thereof as an Owned Property;

      (viii) Any Owned Property which has been in operation as a licensed skilled nursing home or long-term care facility for less than one year, provided, however, that (a) if the Operator of any such

Owned Property which has been in operation less than one year is a publicly-traded company with a ratio of (i) net income plus depreciation, amortization, other non-cash charges and Interest Expense to (ii) Interest Expense of at least 1.00:1.00 (calculated as of the end of each fiscal quarter for the period of four quarters then ended and calculated in accordance with generally accepted accounting principles), such Owned Property shall be considered eligible hereunder and (b) up to $20,000,000 (calculated on an aggregate basis with amounts permitted under Section (x)(b) of the definition of "Eligible Mortgage Loans") of the Book Value of Owned Property in operation less than one year and which does not meet the requirements of (a) and which has an Operator which is publicly-traded shall be considered eligible hereunder;

      (ix) Any Owned Property for which there does not exist a Phase I environmental report, any Owned Property with respect to which any material environmental claim has been made or any Owned Property for which there exists an environmental report which details the reasonable likelihood of material environmental claims;

      (x) Any Owned Property for which there has not been issued a title policy showing the Borrower or any of its Subsidiaries as owner or a title policy has been issued showing the Borrower or any of its Subsidiaries as owner, but with encumbrances or exceptions of a material nature;

      (xi) Any Owned Property of which the Borrower or any of its Subsidiaries is not the sole owner; or

      (xii) Any Owned Property of which the Borrower or its Subsidiaries do not have full right and authority to sell, transfer or assign.

Notwithstanding the foregoing, for any Owned Property, only the lesser of (a) the Book Value or (b) the value as determined by an Appraisal (if an Appraisal exists) shall be considered eligible for Borrowing Base purposes.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Event of Default" has the meaning set forth in Article 9.

      "Facility Termination Date" means October 2, 2000, unless accelerated pursuant to Section 10.1.

      "Fed Funds Rate" means for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Agent on such Business Day on such transactions as determined by the Agent.

      "Governmental Approvals" means any authorization, consent, approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with a Governmental Person.


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

      "Governmental Person" means, whether domestic or foreign, any national, federal, state or local government, any political subdivision thereof or any governmental, quasi-governmental, judicial, public or regulatory instrumentality, authority, body or entity, including the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, any central bank, the Department of Housing and Urban Development, the Health Care Financing Administration, the Department of Health and Human Services, and any comparable authority.

      "Governmental Rule" means any treaty, law, rule, regulation, ordinance, order, code, judgment, decree, directive, interpretation, request, guideline, policy or similar form of decision of any Governmental Person.

      "Interest Expense" means, for any Person on a Consolidated Basis, as of any date, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, the sum of (i) the amount of all interest on Debt and (ii) all amortized discount and expenses relating to Debt (as more specifically reflected on the Borrower's income statements, prepared in accordance with Agreement Accounting Principles, under "interest").

      "Interest Period" means, with respect to a LIBOR Loan, a period of one week or one, two, three or six months, commencing on a Business Day selected by the Borrower pursuant to a Conversion/Continuation Notice or otherwise pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one week or one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next week or next, second or third or sixth succeeding month, such Interest Period shall end on the last Business Day as such next week or next, second or third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. No Interest Period may end after the Facility Termination Date. (If the Borrower shall have selected an Interest Period which ends after the Facility Termination Date, such Interest Period shall end on the Facility Termination Date, and the Borrower shall pay to the Lenders all amounts due under Section 3.1 as a result of such termination.)

      "Investment" means, for any Person, any investment made in cash or by delivery of Property:

      (i) In any Person, whether by acquisition of stock, indebtedness or other obligation or investment security, or by loan, guarantee, advance, capital contribution or otherwise; or

      (ii) In any Property, the amount of any investment shall be at cost (the amount of cash or the fair market value of other property given in exchange therefor).

      "Lenders" is defined in the first paragraph hereof.

      "Leverage Ratio" means for the Borrower and its Subsidiaries on a Consolidated Basis, determined as of the end of each fiscal quarter, the ratio of (i) Total Liabilities outstanding at such time to (ii) Tangible Net Worth.

      "LIBOR" means, for any Interest Period for any LIBOR Loan, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 100%), as determined by the Agent of the respective rates per annum quoted by Telerate, Inc. at approximately 11:00 a.m. London time (or as soon thereafter as practicable), on the date 2 Business Days before the first day of such Interest Period for the offering by lenders to leading banks in the London Interbank Market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable tothe principal amount of the LIBOR Loans to be made by the Lenders for such Interest Period.

      "LIBOR Loan" means a Loan when it bears interest at the LIBOR Rate.

      "LIBOR Rate" means, with respect to a LIBOR Loan for the relevant Interest Period, the sum of (i) LIBOR applicable to such Interest Period plus (ii) 1.25% per annum. The LIBOR Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

      "Lien" means any voluntary or involuntary lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

      "Loan" means, with respect to a Lender, a LIBOR Loan or a Reference Rate Loan.

      "Loan Documents" means this Agreement, the Notes and any other agreements (including, but not limited to any fee letters) executed by the Borrower in connection herewith, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage" means, with respect to any Mortgage Loan, the mortgage, deed of trust or other instrument creating a first mortgage lien on the related Mortgage Property. In the case of a Mortgage Loan secured by more than one Mortgage, the term "Mortgage" shall refer to each such Mortgage.

      "Mortgaged Property" means, with respect to any Mortgage Loan, any fee interest of the obligor on the related Mortgage Note in land and the improvements thereof subject to the lien of the related Mortgage. In the case of any Mortgage Loans secured by more than one Mortgaged Property, the term "Mortgaged Property" shall refer to each such Mortgaged Properties.

      "Mortgage Loan" means each loan made by any Person to finance Owned Properties, evidenced by a Mortgage Note secured by a Mortgage, together with all direct rights to payment in respect thereof under the Mortgage Note and any and all related agreements, any security interest thereunder and any guarantee relating to the Mortgaged Property and any such loan.

      "Mortgage Note" means, with respect to any Mortgage Loan, the note (or notes) or other instrument(s) evidencing the indebtedness under such Mortgage Loan.

      "Multiemployer Plan" means a Plan that is a "multiemployer plan" as defined in Section 3(37) or 4001(i)(3) of the Borrower's ERISA Plan.

      "Net Income" means, for the Borrower and its Subsidiaries on a Consolidated Basis, net income as determined in accordance with Agreement Accounting Principles.

      "Notes" mean promissory notes, in substantially the form of Exhibit A hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

      "Notice of Assignment" is defined in Section 14.3(ii).

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

      "Operator" means (i) the lessee of any Owned Property owned by the Borrower and (ii) the mortgagor or lessee of a Mortgaged Property to the extent such entity controls the operation of the Mortgaged Property.

      "Owned Property" means a healthcare facility offering long-term healthcare-related products and services, including any skilled nursing homes, long-term care facilities, assisted living facilities and other similarly related healthcare facilities.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Person" means any natural person, corporation, firm, limited liability company, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code maintained by or contributed to by the Borrower or any member of the Controlled Group.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Purchasers" is defined in Section 14.3(i).

      "Rating" means a rating issued (not implied) from time to time by S&P or Moody's for senior, unsecured, non-credit enhanced long-term Debt of the Borrower.

      "Reference Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the higher of (i) the annual rate of interest announced from time to time by the Agent at its office in Chicago, Illinois as its corporate reference rate (it being understood that such rate is a rate set by the Agent based upon various factors including general economic and market conditions, that such rate is used as a reference point for pricing certain loans and that the Agent may price its loans at, above or below such rate) and (ii) the sum of the Fed Funds Rate plus 1/2% per annum.

      "Reference Rate Loan" means a Loan when it bears interest at the Reference Rate.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "REIT" means a Real Estate Investment Trust (as defined in the Code) formed and operated in compliance with the Code.

      "REMIC" means a Real Estate Mortgage Investment Conduit (as defined in the
Code) formed and operated in compliance with the Code.

      "REMIC Certificate" means any certificates issued by or on behalf of any REMIC formed by the Borrower or any of its Subsidiaries representing an interest in a mortgage portfolio held by or on behalf of such REMIC.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Single Employer Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Loans. Any Lender which has refused (except if such refusal is mandated by law) to make available its Commitment Percentage of any Advance shall not be included in this calculation.

      "Requirement of Law" means as to any Person, the articles or certificate of incorporation of such Person, and any material law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Person, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

      "Revolving Credit Agreement" means the Credit Agreement dated as of October 3, 1997 among the Borrower, the lenders referred to therein, Sanwa, as Administrative Agent, and the other agents referred to therein.

      "S&P" means Standard and Poor's Ratings Group.

      "Sanwa" is defined in the first paragraph hereof.

      "SEC" means the United States Securities and Exchange Commission or any successor thereto.

      "SEC Report" means a Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Senior Debt" means the sum of the outstanding principal balance of all Debt, other than Subordinated Debt, of the Borrower and its Subsidiaries on a Consolidated Basis (excluding non-recourse Mortgage Loans).

      "Senior Leverage Ratio" means for the Borrower and its Subsidiaries on a Consolidated Basis, determined as of the end of each fiscal quarter, the ratio of (i) Senior Debt outstanding at such time to (ii) Tangible Net Worth.

      "Significant Subsidiary" means any Subsidiary of the Borrower, the stock of which is directly owned by the Borrower and which has Tangible Net Worth of at least $2,500,000.

      "Single Employer Plan" means a Plan other than a Multiemployer Plan.

      "Subordinated Indebtedness" means, collectively, Debt (i) for which the Borrower is directly and primarily liable and in respect of which none of its Subsidiaries is contingently or otherwise obligated, (ii) that does not have any principal or sinking fund payment due prior to the Facility Termination Date and
(iii) that is subordinated (on terms set forth in Schedule 6 or such other terms as are acceptable to the Required Lenders) to the Obligations of the Borrower hereunder and under other Loan Documents, and pursuant to documentation containing other terms (including covenants and events of default) that are not more favorable than those applicable to the Loans. Notwithstanding the foregoing, the Borrower's 8.25% Convertible Subordinated Debentures due September 1999 in the original issued amount of $10,000,000 shall be deemed Subordinated Indebtedness.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any general partner of any partnership (but not the partnership itself), any association, any joint venture or any similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Tangible Net Worth" means, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a Consolidated Basis without duplication in accordance with Agreement Accounting Principles) of the following:

      (i) The total amount of shareholders' equity, minus

      (ii) The sum of the following: the cost of treasury shares and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including Debt issuance costs, unamortized costs of securitization, unrealized gain or loss on mortgage-backed securities, goodwill, research and development costs, trademarks, tradenames, copyrights, patents and franchises, unamortized debt discount and expense, and any write-up of the book value of assets resulting from a revaluation of such assets subsequent to the Closing Date, minus

      (iii) All amounts (without duplication) due to such Person from current and former officers, directors, consultants, employees.

      "Taxes" is defined in Section 3.2.

      "Total Investments" mean any Investment made, directly or indirectly, (i) in the unpaid principal balance of any Mortgage Loan, (ii) in the Book Value plus depreciation relating to any Owned Property and (iii) in the unpaid principal balance of the Mortgage Loans underlying any REMIC Certificate (minus any Mortgage Loans payable by the Borrower or its Subsidiaries to such REMIC).

      "Total Liabilities" means, as of any date, the sum, for the Borrower and its Subsidiaries on a Consolidated Basis in accordance with Agreement Accounting Principles of the following:

      (i) all Debt and

      (ii) all other liabilities which should be classified as liabilities on the balance sheet, including all reserves (other than general contingency reserves) and all deferred taxes and other deferred items.

      "Transferee" is defined in Section 14.4.

      "Type" means, with respect to a Loan, its nature as a Reference Rate Loan or a LIBOR Loan.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plans.

      1.2 Rules and Interpretation.

      (i) A reference to any document or agreement shall mean such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

      (ii) The singular includes the plural and the plural includes the singular.

      (iii) A reference to any law includes any amendment or modification of such law.

      (iv) A reference to any Person includes its permitted successors and permitted assigns.

      (v) Accounting terms capitalized but not otherwise defined herein shall have their meanings applied to them by Agreement Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

      (vi) The words "include," "includes" and "including" are not limiting.

      (vii) All terms not specifically defined herein or by Agreement Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in the State of California, have the meanings assigned to them therein.

      (viii) Reference to a particular "section" refers to that section of this Agreement unless otherwise indicated.

      (ix) The words "herein," "hereof," "hereunder" and words of like import shall mean to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                                    ARTICLE 2
                            THE TERM CREDIT FACILITY

      2.1 Commitments. Each Lender agrees severally, on the terms and conditions set forth in this Agreement, to make a single Loan to the Borrower in Dollars on or after the Closing Date, such Loan to be in an amount not to exceed the amount of such Lender's Commitment; provided, however, that the aggregate principal amount of such Loans made by all of the Lenders shall not exceed the lesser of
(i) the Aggregate Commitment or (ii) the Borrowing Base. Loans that are prepaid under this Agreement may not be reborrowed. Not more than two Interest Periods in respect of LIBOR Loans may be outstanding at any time.

      2.2 Borrowing Base. The Borrowing Base availability shall be determined on the basis of the Borrowing Base Certificate which is delivered on the Closing Date and in accordance with Section 7.1(iv).

      2.3 Commitment Percentage. The principal amount of the Loan made by a Lender on the occasion of each Advance hereunder shall be the amount equal to the product of (i) such Lender's Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Advance requested; provided that in no event shall any Lender be obligated to make a particular Loan if after giving effect to such Loan such Lender's Loans would exceed its Commitment.

      2.4 Types of Loans. Except as limited herein, the Loans may from time to time be (i) LIBOR Loans, (ii) Reference Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Section 2.11. Each Lender may make or maintain its Loans to the Borrower by or through any Applicable Lending Office.

      2.5 Evidence of Obligations. The Loans made by each Lender to the Borrower shall be evidenced by a Note, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Loans made by such Lender to the Borrower, with interest thereon as prescribed in Sections 2.13 and 2.14. Each Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender to make any such recordation or notation in its books and records (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Notes. Each Note shall (i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.13 and 2.14 and (iii) be stated to be payable on the Facility Termination Date.

      2.6 Commitment Reduction. At the Borrower's option and upon at least five Business Days' prior irrevocable written notice to the Agent, with such notice specifying the amount and the date of such reduction, the Borrower may permanently reduce the Aggregate Commitment in whole at any time or in part from time to time; provided, however, that (i) each partial reduction of the Aggregate Commitment shall be in an aggregate amount equal to at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) the Borrower may not reduce the Aggregate Commitment below an amount equal to the sum of all Loans outstanding. The Agent shall promptly notify each Lender (by telecopy or by telephone) of each requested Commitment reduction.

      In addition, the Commitments shall automatically terminate upon the occurrence of a Change of Control.

      Reductions of the Aggregate Commitment pursuant to this Section 2.6 shall automatically effect a reduction of the Commitment of each Lender to an amount equal to the product of (i) the Aggregate Commitment of all Lenders, as reduced pursuant to this Section 2.6, and (ii) the Commitment Percentage of such Lender.

      2.7 Required Payments. The outstanding Loans and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

      2.8 Interest Limitation. Notwithstanding any other term of this Agreement or any Note or any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under any Note by the Lenders shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law, and any term of this Agreement, any Note, any other Loan Document or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this Section.

      2.9 Fees.

      (i) The Borrower agrees to pay to Bank of Montreal, for its own account, an administrative fee for its services as the Agent and an upfront fee, in such amounts and payable at such times as specified in a letter agreement dated the Closing Date entered into by the Borrower and Bank of Montreal.

      (ii) The Borrower agrees to pay to Sanwa, for its own account, an upfront fee in such amount and payable at such time as specified in a letter agreement dated the Closing Date entered into by the Borrower and Sanwa.

      2.10 Voluntary Conversion of Advances. The Borrower may on any Business Day, upon written notice (a "Conversion/Continuation Notice") given to the Agent not later than 11:00 a.m., Chicago time, on the third Business Day before the date of the proposed conversion, convert any Advance into an Advance of another Type; provided, however, that, with respect to a conversion from LIBOR Loans into Reference Rate Loans, any such conversion shall be made on, and only on, the last day of the Interest Period for such Loans. Each such notice of a conversion shall, within the restrictions specified above, specify (i) the Loans to be converted, (ii) the Type of Loans into which such Loans are to be converted and (iii) the requested date for such conversion. Upon receipt of any such notice, the Agent shall promptly notify each Lender thereof. Any part of outstanding LIBOR Loans and Reference Rate Loans may be converted as provided herein, provided (a) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Facility Termination Date and (b) the Borrower shall not have the right to continue or convert to a LIBOR Loan if a Default shall have occurred and be continuing. However, if the Borrower shall fail to give any required notices described above in this Section or if continuation of LIBOR Loans is not permitted pursuant to the preceding sentence, all outstanding LIBOR Loans shall be automatically converted to Reference Rate Loans on the last day of the then-expiring Interest Period therefor.

      2.11 Notice of Borrowing. The Borrower shall give the Agent telephonic notice, which must be promptly confirmed by written notice substantially in the form of Exhibit D attached hereto (which telephonic notice must be received by the Agent prior to 11:00 a.m., Chicago time, on the proposed Borrowing Date or, if all or any part of the Loans requested are to be made as LIBOR Loans, three Business Days prior to the proposed Borrowing Date), requesting that the Lenders make Loans on the proposed Borrowing Date and specifying (i) the aggregate amount of Loans requested to be made (which must be in an aggregate amount equal to at least $5,000,000 and in an integral multiple of $1,000,000), (ii) subject to Section 2.1, whether the Loans are LIBOR Loans or Reference Rate Loans or a combination thereof and (iii) if the Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the Interest Periods therefor. On receipt of such notice, the Agent shall promptly notify each Lender thereof no later than 10:00 a.m., Los Angeles time, on the date of receipt of such telephonic notice. On the proposed Borrowing Date, not later than 12:00 noon, Los Angeles time, each Lender shall make available to the Agent at its office specified in Section
15.1 such Lender's Commitment Percentage of the aggregate borrowing amount (as determined in accordance with Section 2.3) in immediately available funds and in Dollars. Not later than 12:00 noon, Los Angeles time, on the date of such Loans and upon fulfillment of the applicable conditions set forth in Article 4, the Agent shall make such Loans available to the Borrower in immediately available funds. Each notice pursuant to this Section 2.11 shall be irrevocable and binding on the Borrower and, to the extent that any discrepancy exists between the telephonic notice and the later written notice, the telephonic notice shall take precedence. The Agent may, in the absence of notification from any Lender that such Lender has not made its Commitment Percentage of the requested Loans available to the Agent on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate amount of Loans to be made by such Lender on such date.

      2.12 Commitment Obligations. Neither the Agent nor any Lender shall be responsible for the obligation or Commitment of any other Lender hereunder, nor will the failure of any Lender to comply with the terms of this Agreement relieve any other Lender or the Borrower of their obligations under this Agreement and the Notes. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

      2.13 Interest. A Reference Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a LIBOR Loan into a Reference Rate Loan pursuant to Section 2.10 to (but not including) the date it becomes due or is converted into a LIBOR Loan pursuant to Section 2.10 hereof, at a rate per annum equal to the Reference Rate for such day. Changes in the rate of interest on any Loan maintained as a Reference Rate Loan will take effect simultaneously with each change in the Reference Rate. Each LIBOR Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the LIBOR Rate determined as applicable to such LIBOR Loan.

      2.14 Rates Applicable After Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default no Loan may be made as, converted into or continued as a LIBOR Loan. During the continuance of an Event of Default each Loan shall bear interest at a rate per annum equal to the Reference Rate plus 2% per annum. All such interest shall be payable on demand of the Agent.

      2.15 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds in Dollars to the Agent at the address specified pursuant to Article 15, or at any other Applicable Lending Office of the Agent specified in writing by the Agent to the Borrower, by 12:00 noon, Chicago time, on the date when due and shall be applied ratably by the Agent among the Lenders (except for amounts required under Sections 3.1, 3.2 and 3.3, in which case such amounts shall be paid to the affected Lender or Lenders). Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the

Agent to such Lender in the same type of funds that the Agent received, at such Lender's address specified pursuant to Article 15 or at any Applicable Lending Office specified in a notice received by the Agent from such Lender.

      2.16 Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to convert or continue Loans and effect selections of Types of Loans based on telephonic notices made by any Person or Persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.17 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Reference Rate Loan shall be payable in arrears on the first Business Day of each calendar month, commencing with the first such date to occur after the Closing Date, on any date on which Reference Rate Loan is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Reference Rate Loan converted into a LIBOR Loan on a day other than an interest payment date shall be payable on the date of conversion. Interest accrued on each LIBOR Loan shall be payable on the last day of its applicable Interest Period (and, in the case of any LIBOR Loan with an Interest Period of six months, on the day that is three months after the first day of such Interest Period), on any date on which the LIBOR Loan is prepaid, whether by acceleration or otherwise, and at maturity.

      Interest on LIBOR Loans and fees shall be calculated for actual days elapsed on the basis of a 360-day year, and interest on Reference Rate Loans shall be calculated for actual days elapsed on the basis of a year of 365 or 366 days, as applicable. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon, Los Angeles time, at the place of payment. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause any payment of interest on or principal of any LIBOR Loan to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day, and such shortened time shall in such case be used in the computation of payment of interest.

      2.18 Notification of Loan, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each borrowing notice, Conversion/Continuation Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Reference Rate.

      Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

      2.19 Applicable Lending Offices. Each Lender may book its Loans at any Applicable Lending Office selected by such Lender and may change its Applicable Lending Office from time to time. All terms of this Agreement shall apply to any such Applicable Lending Office, and the Notes shall be deemed held by each Lender for the benefit of such Applicable Lending Office. Each Lender may, by written or telex notice to the Agent and the Borrower, designate an Applicable Lending Office through which the Loans will be made by it and for whose account Loan payments are to be made. For purposes of Article 3 and determining the LIBOR Rate, all LIBOR Loans shall be deemed to have been funded with offshore deposits, provided that the Lenders shall have the right to fund LIBOR Loans in any manner in their sole discretion.

      2.20 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent (or the same date, in the case of Reference Rate Loans) of (i) in the case of a Lender, the proceeds of a Loan or
(ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount, at a rate per annum equal to (a) in the case of payment by a Lender, the Fed Funds Rate for such day or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

      2.21 Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      2.22 Optional Prepayment. The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty (except amounts required by Section 3.1), upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Reference Rate Loans, from the Borrower to the Agent, specifying the date and amount of prepayment, whether the prepayment is of LIBOR Loans, Reference Rate Loans or a combination thereof, and the amount allocable to each. Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period applicable thereto shall also be subject to the payment of amounts due under Section 3.1 hereof. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $5,000,000 or in increments of $1,000,000 above such amount. Optional prepayments shall be applied as directed by the Borrower and, in the absence of such direction, as the Agent shall determine.

      2.23 Mandatory Prepayments.

      (i) If at any time the aggregate principal amount of all Loans outstanding shall exceed the lesser of (a) the Aggregate Commitment or (b) the Borrowing Base, the Borrower shall, immediately upon demand made by the Agent, prepay such of the Loans as the Borrower may elect in the aggregate principal amount equal to such excess.

      (ii) Upon a Change of Control, the Borrower shall immediately prepay all of the Loans.

      2.24 Application of Repayments. All repayments of principal made pursuant to Section 2.23 shall be applied, in the absence of instruction by the Borrower, first to the principal of Reference Rate Loans and then to the principal of LIBOR Loans. Each partial repayment shall be allocated among the Lenders in proportion, as nearly as practicable, to their respective Commitment Percentages, with adjustments to the extent practicable, to equalize any prior repayments not exactly in proportion.

      Notwithstanding the rights given to the Borrower pursuant to California Civil Code Sections 1479 and 2822, or equivalent provisions in the laws in the State of California, to designate how payments will be applied, the Borrower hereby waives such rights and the Agent shall have the right in its sole discretion, other than as specifically set forth herein, to determine the order and method of application of payments to outstanding Obligations and to revise such application prospectively or retroactively at its discretion.

                                    ARTICLE 3
                             CHANGE IN CIRCUMSTANCES

      3.1 Yield Protection.

      (i) If any repayment of principal of, or conversion of, any LIBOR Loan is made other than on the last day of an Interest Period therefor, as a result of a prepayment, payment or conversion, or an acceleration of the maturity of the Loans pursuant to Article 10, or for any other reason, or if the Borrower shall fail to borrow a LIBOR Loan after requesting one, then the Borrower shall, upon demand by the Agent upon request of any affected Lender, pay to the Agent for the account of such affected Lender any amounts required to compensate it for any additional losses, costs or expenses that it may reasonably incur as a result of such repayment, conversion or failure to borrow, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such LIBOR Loan. The calculation of such losses, costs or expenses shall be on the basis of the difference between (a) the LIBOR Rate applicable to such LIBOR Loan in effect prior to the event resulting in such losses, costs or expenses and (b) the LIBOR Rate at the time the affected Lender suffers any such additional losses, costs or expenses as a result of actions by the Borrower. A certificate as to such amounts, submitted to the Borrower by the Lenders through the Agent, shall be conclusive and binding for all purposes, absent manifest error.

      (ii) If, due to either (a) the introduction of or any change in or in the interpretation of any Governmental Rule or (b) the compliance by the Lenders with any Governmental Rule (whether or not having the force of law), there is any increase in the cost to any Lender of agreeing to make, making, funding or maintaining any LIBOR Loan, then the Borrower shall from time to time, upon written demand by the Agent upon request of any affected Lender, pay to the Agent for the account of such affected Lender additional amounts sufficient to compensate such affected Lender upon request of any Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Lenders through the Agent, shall be conclusive and binding for all purposes, absent manifest error.

      (iii) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any Governmental Rule makes it unlawful, or any Governmental Person asserts that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Loans or to continue to fund or maintain LIBOR Loans hereunder, then, on notice thereof and demand therefor by the Lenders through the Agent to the Borrower, (a) the obligation of such Lender to make LIBOR Loans and to convert Reference Rate Loans into LIBOR Loans shall terminate and (b) the Borrower shall forthwith prepay in full all LIBOR Loans then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of such notice and demand, converts all LIBOR Loans then outstanding into Reference Rate Loans in accordance with Section 2.10.

      (iv) If, with respect to any LIBOR Loan, the Agent notifies the Borrower that LIBOR for such Loan will not adequately reflect the cost to one or more Lenders (as determined by such Lender(s) in good faith on the basis of market conditions then in effect) of making, funding or maintaining such Loan, then (a) such Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Reference Rate Loan on which interest and principal shall be payable contemporaneously with the related LIBOR Loans and
(b) the obligation of the affected Lender to make, or to convert Reference Rate Loans into, LIBOR Loans shall be suspended until the Agent notifies the Borrower that the circumstances causing such suspension no longer exist.

      3.2 Taxes. Subject to the Lenders' compliance with Section 2.21, all payments by or on behalf of the Borrower hereunder shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Person, other than any tax on or measured by the overall net income of the Agent or a Lender pursuant to the income tax laws of the United States, the jurisdiction where the Agent's or such Lender's principal office is located or any political subdivision thereof (collectively, the "Taxes")) shall not be less than the amounts otherwise specified to be paid hereunder. A certificate as to any additional amounts payable to the Agent or a Lender hereunder submitted to the Borrower by the Agent shall show in reasonable detail the amount payable to the Agent or a Lender and the calculations used to determine in good faith such amount and shall be conclusive absent manifest error. Any amounts payable by the Borrower hereunder with respect to past payments shall be due within ten days following receipt by the Borrower of such certificate from the Agent; and such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to the Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of the Agent) to establish any tax credit to which a Lender may be entitled. The agreements and obligations of the Borrower under this paragraph shall survive the payment in full of the Loans.

      3.3 Changes in Capital Adequacy Regulations. If a Lender determines that the amount of capital required to be maintained by such Lender, any Applicable Lending Office of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the Closing Date in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any Applicable Lending Office or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the Closing Date, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards" and any amendments to such regulations adopted prior to the Closing Date.

      3.4 Replacement of Lenders. If the Borrower is obligated to pay to any Lender (other than the Agent) any amount under Section 3.1, 3.2 or 3.3 or if any Lender requests that its LIBOR Loans be converted into Reference Rate Loans pursuant to Section 3.1(iv), the Borrower may, so long as no Default then exists, replace such Lender with another Lender which meets all of the qualifications of being an Eligible Assignee and which complies with the provisions of Section 14.3.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

      4.1 Conditions to Loans. The Lenders shall not be required to make their Loans unless the Borrower has furnished the following documents to the Agent and unless the following circumstantial conditions shall be in effect:

      (i) this Agreement and the Notes duly executed by the Borrower;

      (ii) the charter documents of the Borrower certified by the Secretary of State of Maryland, together with good-standing certificates from the States of Maryland and California;

      (iii) the resolutions of the Board of Directors of the Borrower approving the execution, delivery and performance by the Borrower of the Loan Documents, together with a copy of the Borrower's bylaws, certified by the Secretary of the Borrower to be true and correct and in full force and effect;

      (iv) an incumbency certificate of the Borrower;

      (v) one or more favorable legal opinions (in form and substance satisfactory to the Agent and the Lenders) of counsel to the Borrower;

      (vi) a Borrowing Base Certificate as of February 26, 1999;

      (vii) all fees and expenses to be paid on the Closing Date;

      (viii) no statute, rule, regulation, order, decree or preliminary or permanent injunction of any court or administrative agency or, to the best knowledge of the Borrower, any such action threatened by any Person, shall be in effect that prohibits the Agent or the Lenders from consummating the transactions contemplated by this Agreement and the other Loan Documents;

      (ix) copies of the Borrower's Consolidated and Consolidating financial statements for the period ended December 31, 1998;

      (x) a Compliance Certificate dated the Closing Date and containing information as of December 31, 1998; and

      (xi) such other documents, instruments and opinions as the Agent, any Lender or its respective counsel may have reasonably requested.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lenders that:

      5.1 Authorization. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene any applicable law, rule, regulation or order or any contractual restriction binding on or affecting the Borrower or its Subsidiaries.

      5.2 Enforceability. Each Loan Document is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally.

      5.3 Use of Proceeds. The Borrower will use the proceeds of the Loans solely as set forth in Section 7.2. No action has been taken or is currently planned by the Borrower, or any agent acting on its behalf, which would cause this Agreement or the Notes to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities, and none of the proceeds of the Loans will be used directly or indirectly for such purpose.

      5.4 Litigation. Except as disclosed in writing to the Agent and the Lenders before the date of this Agreement, there is no litigation, tax claim, proceeding, arbitration or dispute pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any Significant Subsidiary or their respective Property, an adverse determination in which could reasonably be expected to have a Material Adverse Effect.

      5.5 Financial Statements. The Consolidated financial statements of the Borrower dated December 31, 1997 and September 30, 1998, copies of which have been delivered to the Lenders, fairly and accurately reflect the financial condition of the Borrower and its Subsidiaries as of such dates, and since September 30, 1998 there has been no Material Adverse Effect.

      5.6 Taxes. To the best of its knowledge, the Borrower and each Subsidiary have filed all tax returns and reports required to be filed and have paid all applicable federal, state and local franchise and income taxes which are due and payable.

      5.7 Subsidiaries. Schedule 2 hereto contains an accurate list of all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

      5.8 ERISA. There are no Unfunded Liabilities of the Borrower or any Subsidiary. Each Single Employer Plan complies in all material respects with all applicable requirements of law and regulations, except to the extent that the failure to comply therewith does not have a Material Adverse Effect. No Reportable Event has occurred with respect to any Single Employer Plan, except to the extent that such Reportable Event has no Material Adverse Effect. Neither the Borrower nor any Subsidiary (a) is a party to any Multiemployer Plan or (b) has withdrawn from any Multiemployer Plan, except to the extent such actions do not have a Material Adverse Effect.

      5.9 Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect.

      5.10 Organization and Existence. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power and authority, and the legal right, to own and operate its Property and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date and is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to comply thereunder could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Borrower is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.11 Consents. No consent or authorization of, or filing with or other act by or in respect of, any Governmental Authority, or any other Person is required in connection with the Loans hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents and the use of the proceeds thereof will not violate any Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries which could be reasonably expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its respective Properties or revenues pursuant to any such Requirement of Law or contractual obligation, except pursuant to the Loan Documents or otherwise as permitted hereunder, which Lien could reasonably be expected to have a Material Adverse Effect.

      5.12 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, patents, copyrights, material permits, licenses or other intangibles necessary for the conduct of its business as currently conducted without conflict with the rights of others, except to the extent that the failure to own or license such property could not reasonably be expected to have a Material Adverse Effect.

      5.13 Default. There exists no Default.

      5.14 Nature of Business. Neither the Borrower nor any of its Subsidiaries is engaged in any material business other than as provided in this Agreement or as set forth in the Report on Form 10-K pursuant to the Securities Exchange Act of 1934 for the Borrower for fiscal year 1997.

      5.15 Ranking of Loans. This Agreement and the other Loan Documents to which the Borrower is party, when executed, and the Loans, when borrowed, are and will be the direct and general obligations of the Borrower. The Borrower's Obligations hereunder and thereunder will rank at least pari passu in priority of payment with all other Senior Debt, except to the extent otherwise permitted hereunder.

      5.16 Investment Company Acts; Other Regulations. Neither the Borrower nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      5.17 Environmental Matters. Except as disclosed to the Agent, the Borrower and its Subsidiaries are in compliance in all material respects with all applicable environmental laws, and there is no contamination at, under or about any of their respective Properties, or violation of any environmental law with respect to any of their respective Properties or the business conducted at any of their respective Properties which involves a matter or matters which has caused or reasonably likely to cause a Material Adverse Effect.

      5.18 Title. Except for assets which may have been disposed of in the ordinary course of business, the Borrower and its Subsidiaries have good and marketable title to all of the Property reflected in financial statements delivered to the Lenders and to all Property acquired by the Borrower and its Subsidiaries since the date of said financial statements, free and clear of all Liens, encumbrances, security interests and adverse claims except (i) those specifically referred to in said financial statements, (ii) those permitted by
Section 8.8 hereof and (iii) those that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.19 REIT and REMIC Status. The Borrower is a REIT, and each of the purported REMICs formed by the Borrower or any of its Subsidiaries is a REMIC.

                                    ARTICLE 6
                               FINANCIAL COVENANTS

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      6.1 Senior Leverage Ratio. The Borrower and its Subsidiaries on a Consolidated Basis shall not permit, at any time, the Senior Leverage Ratio to be greater than 0.65:1.00.

      6.2 Leverage Ratio. The Borrower and its Subsidiaries on a Consolidated Basis shall not permit, at any time, the Leverage Ratio to be greater than 1.25:1.00.

      6.3 Minimum Tangible Net Worth. The Borrower and its Subsidiaries on a Consolidated Basis shall at all times maintain Tangible Net Worth of not less than $250,000,000 plus 75% of net cash proceeds of any new equity issuances or any conversion of convertible Subordinated Indebtedness subsequent to June 30, 1997.

      6.4 Debt Service Coverage Ratio. The Borrower and its Subsidiaries on a Consolidated Basis shall maintain at all times a Debt Service Coverage Ratio of not less than 2.25:1.00.

      6.5 Minimum Cash Flow Coverage Ratio. The Borrower and its Subsidiaries on a Consolidated Basis shall not permit at any time the Cash Flow Coverage Ratio to be less than 1.00:1.00.

                                    ARTICLE 7
                              AFFIRMATIVE COVENANTS

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      7.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to each of the Lenders:

      (i) As soon as available and in any event within 50 days after the end of each quarterly fiscal period of each fiscal year of the Borrower (except the last fiscal quarter), Consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries and Consolidating statements of income and balance sheet of the Borrower, its Significant Subsidiaries and its Subsidiaries having assets in excess of 5% of the Borrower's Consolidated total assets, each for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding Consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of an Authorized Officer of the Borrower, which certificate shall state that those Consolidated financial statements fairly present, respectively, the Consolidated financial condition and results of operations of the Borrower and its Subsidiaries and the Consolidating financial condition and results of operations of the Borrower, its Significant Subsidiaries and Subsidiaries having assets in excess of 5% of the Borrower's Consolidated total assets, in each case in accordance with Agreement Accounting Principles, consistently applied, as at the end of, and for, such period (subject to normally recurring audit adjustments).

      (ii) As soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, Consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries and Consolidating statements of income and balance sheet of the Borrower, its Significant Subsidiaries and Subsidiaries having assets in excess of 5% of the Borrower's Consolidated total assets, each for such fiscal year and the related Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding Consolidated figures for the preceding fiscal year, and accompanied, in the case of the Consolidated balance sheet of the Borrower, by an unqualified opinion of independent certified public accountants of recognized national standing, which opinion shall state that those Consolidated financial statements fairly present, respectively, the Consolidated financial condition and results of operations of the Borrower and its Subsidiaries, as at the end of, and for, such fiscal year in accordance with Agreement Accounting Principles, consistently applied.

      (iii) Together with the financial statements required in Sections 7.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B hereto (a "Compliance Certificate") signed by an Authorized Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default exists, or if any Default exists, stating the nature and status thereof.

      (iv) As soon as possible and in any event within 50 days after the end of each calendar quarter, a report setting forth the aging of the Mortgage Loans and any Mortgage securing a REMIC Certificate and each Operator which operates, leases or has Mortgage Loans in excess of 15% of the Borrower's Total Investments, together with a Borrowing Base Certificate signed by an Authorized Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default exists, or if any Default exists, stating the nature and status thereof.

      (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Single Employer Plan, a statement, signed by an Authorized Officer, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

      (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect.

      (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

      (viii) Promptly upon the filing thereof, copies of all registration statements and all other filings and annual, quarterly, monthly or other regular reports or statutory statements which the Borrower or any of its Subsidiaries files with the SEC or any insurance or regulatory agency.

      (ix) As soon as possible and in any event as soon as the Borrower knows of any litigation or administrative or regulatory proceeding affecting the Borrower where the amount claimed against the Borrower or where the granting of relief requested could have a Material Adverse Effect, a statement, signed by an Authorized Officer, describing said litigation or proceeding and the action which the Borrower proposes to take with respect thereto.

      (x) As soon as possible and in any event within 10 days of any change in the location of any of the Borrower's places of business or the establishment of any, or the discontinuance of any existing, places of businesses, notice of the same.

      (xi) As soon as available and in any event within 95 days after the end of each fiscal year of any Operator which is not a publicly traded company and which operates 10% or more of the Borrower's Total Investments, statements of income, retained earnings and cash flow of such Operator for such fiscal year and the related balance sheet of such Operator as of the end of such fiscal year, accompanied by an unqualified opinion of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements fairly present the financial condition and results of operations of such Operator as at the end of, and for, such fiscal year in accordance with Agreement Accounting Principles, consistently applied.

      (xii) As soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, the Borrower's Consolidated financial projections for the next two fiscal years of the Borrower and its Subsidiaries.

      (xiii) As soon as available, but prior to the effective date of any Acquisition of $25,000,000 or more (which is not in the ordinary course of the Borrower's business, but which is permitted pursuant to Section 8.5), historical financial statements of the Person to be acquired and information regarding terms of the Acquisition as the Agent may from time to time reasonably request.

      (xiv) Promptly upon request therefor, such other statements, lists of property and accounts, budgets, forecasts, reports or other information (including non-financial information) as the Agent may from time to time reasonably request, in form satisfactory to the Agent.

      7.2 Use of Proceeds. The Borrower will use the proceeds of the Loans (i) to fund investments in Owned Properties and related Mortgage Loans and (ii) for general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U).

      7.3 Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt (but in any case, within 5 Business Days) notice in writing to the Lenders of the occurrence of any Default and of any other development, financial or otherwise, which could have a Material Adverse Effect.

      7.4 Conduct of Business. The Borrower will, and will cause each Subsidiary to, maintain its corporate existence, carry on and conduct its business in the fields in which it currently conducts business and related fields, do all things necessary to remain in good standing in its respective jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its respective businesses are conducted. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature of its business as presently conducted.

      7.5 Records. The Borrower will, and will cause each Subsidiary to, keep adequate records and books of account, in which full and correct entries shall be made in accordance with Agreement Accounting Principles of all financial transactions of the Borrower, its Subsidiaries, its assets and its business.

      7.6 Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent upon request full information as to the insurance carried.

      7.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all applicable environmental laws and the rules and regulations thereunder), such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its Property, except such taxes, assessments and governmental charges as are being contested in good faith by appropriate proceedings and as to which appropriate reserves are maintained.

      7.8 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its respective Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its respective business carried on in connection therewith may be properly conducted at all times.

      7.9 Inspection/Audits. At any reasonable time and from time to time upon reasonable notice, the Borrower will, and will cause each Subsidiary to, permit the Agent and any Lender, by its respective representatives and agents, to inspect and audit any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, its respective officers at such reasonable times and intervals as any Lender may designate. The Borrower will also, and will cause its Subsidiaries to, cooperate in all audits of the books and records of the Borrower and its Subsidiaries, all at the Borrower's expense, and will deliver to the Agent and the

Lenders, at least on an annual basis, an audit (in form and substance satisfactory to the Agent) of the books and records of the Borrower and its Subsidiaries.

      7.10 Payment of Obligations. The Borrower and each of its Subsidiaries will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its respective Property, or any part thereof, provided, however, that the Borrower and its Subsidiaries shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes assessments, charges and claims.

      7.11 REIT Status. The Borrower shall at all times maintain its status as a REIT.

      7.12 Management. The Borrower shall cause a person (reasonably acceptable to the Required Lenders) to be appointed Chairman and Chief Executive Officer within 6 months after the departure of Andre C. Dimitriadis from the Borrower.

      7.13 Year 2000 Compliance. The Borrower shall, and shall cause each Subsidiary to, perform all acts reasonably necessary to ensure that the Borrower and its Subsidiaries become Year 2000 Compliant in a timely manner. Such acts shall include performing a review and assessment of all of the Borrower's and its Subsidiaries material systems and adopting a plan with a budget for the remediation and testing of such systems. For the purposes hereof, "Year 2000 Compliant" shall mean that all software, hardware, firmware, equipment, goods or systems utilized by and material to the business operations or financial condition of the Borrower or any Subsidiary will properly perform date-sensitive functions before, during and after the year 2000. The Borrower shall, and shall cause each Subsidiary to, use efforts to remain informed as to whether its major customers, suppliers and vendors are Year 2000 Compliant. The Borrower shall, upon the Agent's reasonable request, provide the Agent with such certifications or other evidence of the Borrower's and its Subsidiaries' compliance with the terms hereof as the Agent may from time to time require.

                                    ARTICLE 8
                               NEGATIVE COVENANTS

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      8.1 Debt. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Debt, except:

      (i) Debt of the Borrower under the Loan Documents;

      (ii) Debt in existence on the date hereof, as set forth on Schedule 3;

      (iii) trade Debt incurred to acquire goods, supplies, and services and incurred in the ordinary course of business;

      (iv) Subordinated Indebtedness incurred either (a) to refinance all or a portion of the Loans as long as all proceeds are used to repay the Loans or (b) to refinance Subordinated Indebtedness outstanding, provided such refinancing occurs substantially simultaneously with the repayment of such outstanding Subordinated Indebtedness, and provided further that all such Subordinated Indebtedness permitted under this subsection (iv) does not mature prior to the maturity of Loans remaining outstanding;

      (v) Debt, including contingent liabilities and medium-term notes, that is pari passu with the Loans outstanding hereunder, but only if and so long as (a) either S&P or Moody's has issued a Rating of BBB- or Baa3, as applicable, and
(b) the repayment terms, covenants and events of default applicable to such pari passu Debt are not more favorable to the lenders thereof than the repayment terms, covenants and events of default applicable to the Loans;

      (vi) Debt under operating leases for real or personal property used in the Borrower's business as presently conducted;

      (vii) Capitalized Leases incurred subsequent to October 3, 1997 not to exceed in aggregate principal amount $5,000,000;

      (viii) The endorsement of negotiable instruments for deposit or collection in the ordinary course of the Borrower's business as presently conducted;

      (ix) non-recourse Debt;

      (x) interest-rate protection agreements not to exceed in aggregate amount the sum of (a) an amount equal to 100% of the unpaid principal balance of all Mortgage Loans and (b) outstanding Loans hereunder; and

      (xi) Debt incurred by a Subsidiary as a result of its position as a general partner in a limited partnership which has borrowed amounts from the Borrower pursuant to Section 8.9(ii).

      8.2 Merger. The Borrower will not, nor will it permit any Subsidiary to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its Property, business or assets; provided that the Borrower may merge or consolidate with another Person, including, without limitation, a Subsidiary, if
(i) the Borrower is the surviving corporation, (ii) the Borrower will be in pro forma compliance with all provisions of this Agreement subsequent to such merger or consolidation, (iii) the Borrower shall have filed an SEC Report (if required to do so by law) and (iv) the Borrower will not engage in any material line of business substantially different from those engaged in as of the Closing Date.

      8.3 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its respective Property to any other Person, except for (i) sales of Property in the ordinary course of business for fair consideration and (ii) leases, sales or other dispositions of its respective Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the term of this Agreement, do not require the Borrower to file an SEC Report; provided that the foregoing shall not be construed as prohibiting (a) a transfer of assets from a Subsidiary to the Borrower or (b) the merger of a Subsidiary into the Borrower.

      8.4 Prepayments of Convertible Subordinated Debt. The Borrower will not, and will not permit any of its Subsidiaries to, prepay any convertible Subordinated Indebtedness in an aggregate amount in excess of $10,000,000, unless such prepayment is as the result of a refinancing due to the issuance of Subordinated Indebtedness and/or the issuance of equity.

      8.5 Acquisitions. Except for Owned Properties and Mortgage Loans (subject to the limitations set forth in Section 8.12) and Investments permitted under
Section 8.10, the Borrower will not, nor will it permit any Subsidiary to, enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless:

      (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired (or the assets to be acquired) are in healthcare- or education-related businesses;

      (ii) no Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition on a pro forma basis;

      (iii) during the period from and including October 3, 1997 until the Facility Termination Date, the aggregate consideration for all Acquisitions which are not Mortgage Loans or Owned Properties (but which must still be in healthcare- or education-related areas) shall not exceed an amount equal to 10% of the Borrower's Consolidated total assets (as determined in accordance with Agreement Accounting Principles), of which no more than $20,000,000 in aggregate amount shall be paid in cash; and

      (iv) the Borrower's REIT status is not adversely affected.

      8.6 Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction; provided that the foregoing shall not be construed as prohibiting a transfer of assets from a Subsidiary to the Borrower or the merger of a Subsidiary into the Borrower. Notwithstanding the foregoing, the Borrower may make capital contributions to Significant Subsidiaries for the purpose of establishing such Significant Subsidiaries and providing assets for such Significant Subsidiaries to meet their respective obligations.

      8.7 ERISA. The Borrower will not, and will not permit any Subsidiary, to have Unfunded Liabilities for any and all Plans maintained for or covering employees of the Borrower or any Subsidiary to exceed $2,000,000 in the aggregate at any time.

      8.8 Encumbrances and Liens. The Borrower will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien (other than for taxes not delinquent and for taxes and other items being contested in good faith, with appropriate reserves maintained) on Property of any kind, whether real, personal or mixed, now owned or hereafter acquired by the Borrower or any of its Subsidiaries, or upon the income or profits thereof, except for (i) minor encumbrances and easements on real property which do not materially affect its market value; (ii) existing Liens on the Borrower's Property as set forth on
Schedule 4; (iii) future purchase-money security interests encumbering only the Property purchased or security interests relating to any refinancing of any such purchase-money security interests, as long as the Lien encumbers only the original Property and such additional related personal Property acquired in the ordinary course of the Borrower's or such Subsidiary's business; (iv) statutory liens of bankers, carriers, warehousemen, mechanics, materialmen, and other similar Liens imposed by law, which are incurred in the ordinary course of business for sums not more than 30 days delinquent or which are being contested in good faith by appropriate proceedings; (v) deposits made in the ordinary course of business to secure liability to insurance carriers; (vi) attachment and judgment Liens securing claims less than $5,000,000 in the aggregate (excluding for purposes of said calculation any such Liens for which execution has been stayed, payment is covered in full by insurance, or the Borrower is prosecuting an appeal in good faith by appropriate proceedings); (vii) monetary obligations of the Borrower under any leasing or similar arrangement which, in accordance with Agreement Accounting Principles, is classified as a Capitalized Lease; (viii) Liens securing non-recourse Debt; and (ix) Liens existing on Property when it is acquired by the Borrower or any of its Subsidiaries.

      8.9 Loans, Advances and Guaranties. The Borrower will not, and will not permit any Subsidiary to, except in the ordinary course of business, make any loans or advances, become a guarantor or surety, pledge its credit or Properties in any manner or extend credit, except that (i) the Borrower may make loans or advances to its current and former officers, directors, consultants and employees in an aggregate amount not to exceed at any time $15,000,000 for the purpose of exercising stock options or warrants (of which up to $2,000,000 may be used as employment incentives), (ii) the Borrower may make loans permitted under Section 8.10(vii)(c), (iii) the Borrower may guarantee payment of bonds payable to the Oregon Department of Housing in an aggregate principal amount not to exceed $4,210,000, (iv) the Borrower may make loans to LTC Healthcare, Inc. in an aggregate principal amount not to exceed $20,000,000 and (v) the "Guarantors" may issue the "Guaranties" (as such terms are defined in the Revolving Credit Agreement).

      8.10 Investments. The Borrower will not, and will not permit any Subsidiary to, have or purchase the Debt of another Person or entity or have or make any Investment except for:

      (i) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a maturity date of not more than twelve months from the date of acquisition by the Borrower, issued by a Lender or any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus or not less than $50,000,000 whose short-term securities are rated at least "A-1" by S&P (or the equivalent rating provided by any of Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Services, Inc.);

      (ii) interest-bearing or discounted obligations of the United States Government, any agency thereof (including without limitation the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Farm Credit System) or any entities or pools of mortgages or other instruments formed by the United States Government or any such agencies, and in any case only if such obligation has a maturity date not more than twelve months from the date of acquisition by the Borrower;

      (iii) obligations issued by state and local governments or their agencies, instrumentalities, authorities or subdivisions, if such issuer has received a rating of at least "A-1" by S&P (or the equivalent rating provided by any of Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Services, Inc.), and in any case only if such obligation has a maturity date of not more than twelve months from the date of acquisition by Borrower;

      (iv) commercial paper of an issuer rated at least "A-1" by S&P (or the equivalent rating provided by any of Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Services, Inc.), and in any case only if such obligation has a maturity date not more than twelve months from the date of acquisition by the Borrower;

      (v) Investments in money market funds, including short-term adjustable rate money market funds;

      (vi) Investments by the Borrower in REMICs formed by the Borrower and REMIC Certificates issued by REMICs formed by the Borrower, not to exceed at any time an aggregate amount equal to $125,000,000 plus 25% of any increase in the Borrower's Tangible Net Worth subsequent to June 30, 1997;

      (vii) subsequent to October 3, 1997, the sum of (a) loans, advances to and investments in any Person or asset other than those loans, advances and investments already permitted in Section 8.10 and those Acquisitions already permitted in Section 8.5, plus (b) investments in stock, now owned or hereafter acquired, of publicly-traded companies (but not more than 10% of the stock of any single company), plus (c) loans or advances to limited partners (of partnerships of which the general partner is a Subsidiary of the Borrower) and limited partnerships (of which the general partner is a Subsidiary of the Borrower) for the purposes of funding the limited partners' tax obligations resulting from the sale of limited partnership facilities and paying previously agreed-upon Distributions to such limited partners, shall not exceed in aggregate principal amount at any time outstanding $20,000,000; and none of such investments, loans or advances shall be in any Person engaged in any education-related line of business;

      (viii) loans and advances otherwise permitted under Section 8.9 (to the extent such loans or advances may be deemed Investments);

      (ix) Investments in current and all future Subsidiaries, directly or indirectly wholly-owned by the Borrower;

      (x) Acquisitions otherwise permitted under Section 8.5;

      (xi) Investments of the Borrower and its Subsidiaries in existence on the date hereof, as set forth on Schedule 5;

      (xii) Investments as a result of the purchase (by the payment of cash or the issuance of Borrower stock), of limited partner interests of partnerships of which the general partner is a Subsidiary of the Borrower; and

      (xiii) any purchase of a fee interest in real property used primarily for education-related purposes, any loan secured by a mortgage, deed of trust or other instrument creating a first mortgage lien on a fee interest in real property used primarily for education-related purposes and any Investment in a Person engaged primarily in education-related business, provided that (a) such purchases and loans shall not exceed an aggregate of $20,000,000 in respect of a single property and (b) the aggregate amount of all such purchases, loans and Investments shall not exceed $75,000,000.

      8.11 Dividends and Distributions. The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any Distribution (other than Distributions payable solely in common stock), provided that (i) each Subsidiary that is a wholly-owned Subsidiary of the Borrower may declare and pay Distributions to its shareholder and (ii) the Borrower may declare and pay Distributions in any fiscal year in an aggregate amount not to exceed 95% of its Cash Flow (minus Interest Expense) for such fiscal year. In addition, the Borrower shall not, and shall not permit any of its Subsidiaries to, redeem, convert, retire or otherwise acquire shares of any class of its capital stock, except that the Borrower may repurchase up to $5,000,000 of its capital stock in any fiscal year. The Borrower shall not effect or permit any change in or amendment to any document or instrument pertaining to the terms of the capital stock of the Borrower, except to increase the authorized capital of the Borrower.

      8.12 Concentrations.

      (i) The Borrower shall not, and shall not permit any Subsidiary to, invest in or acquire any Owned Property or Mortgage Loan where a single Operator (excluding Affiliates) operates or leases more than 15% of the Total Investments of the Borrower and its Subsidiaries, except that the Borrower and its Subsidiaries may invest up to 45% of the Borrower's and its Subsidiaries' Total Investments in Sun Healthcare, Inc. and Assisted Living Concepts, Inc., provided that the maximum concentration to either of such Operators shall not exceed 25% of the Borrower's and its Subsidiaries' Total Investments;

      (ii) The Borrower shall not invest in or acquire any single Owned Property or Mortgage Loan secured by a single Property in an aggregate amount in excess of $20,000,000.

                                    ARTICLE 9
                                    DEFAULTS

      The occurrence of any one or more of the following events shall constitute an "Event of Default":

      9.1 Payment Defaults. The Borrower shall fail to pay when due any payment of principal of any Loan or shall fail to pay within 3 days of when due any interest, any other charge or any fee payable under the terms of this Agreement or any other Loan Document.

      9.2 Representations and Warranties. Any representation or warranty made by the Borrower under any Loan Document shall prove to have been incorrect or misleading in any material respect when made.

      9.3 Other Loan Document Defaults. The Borrower shall fail to perform (i) any obligation set forth in Section 7.2, 7.13, 8.1, 8.2, 8.3, 8.4, 8.5, 8.9,
8.10, 8.11 or 8.12(ii) of this Agreement; or (ii) any obligation set forth in
Section 8.12(i), and such failure shall continue for 180 days after the earlier of actual knowledge by the Borrower or written notice thereof from the Agent; or
(iii) any other obligation contained in this Agreement or the other Loan Documents, and such failure shall continue for 30 days after the earlier of actual knowledge by the Borrower or written notice thereof from the Agent.

      9.4 Bankruptcy. (i) The Borrower or any Significant Subsidiary shall fail to pay its Debts generally as they become due or shall file any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium or creditor composition law, or any other law for the relief of or relating to debtors; (ii) an involuntary petition under any bankruptcy law shall be filed against the Borrower or any Significant Subsidiary and shall not be dismissed or discharged within 45 days of filing; or (iii) a custodian, receiver, trustee, assignee for the benefit or creditors, or other similar official shall be appointed to take possession, custody or control of the Properties of the Borrower or any Significant Subsidiary and shall not be dismissed or discharged within 60 days of appointment.

      9.5 Other Agreements. The Borrower or any Significant Subsidiary shall fail to pay when due principal or interest payments required under the terms of any bonds, notes, debentures or other agreements evidencing, in the aggregate, at least $2,000,000 of Debt (excluding, for purposes of this calculation, payments required under this Agreement or any of the other Loan Documents), and such non-payment shall continue beyond any period of grace provided with respect thereto, or the Borrower or any Significant Subsidiary shall default in the observance or performance of any other agreement contained in any such bonds, notes, debentures or other agreements evidencing indebtedness, and the effect of such failure or default is to permit the holders thereof the right to cause the indebtedness evidenced thereby to become due prior to its stated date of maturity.

      9.6 ERISA. Any Governmental Person shall take any action under ERISA, or the Borrower or any Significant Subsidiary shall fail to meet minimum funding requirements thereunder, or any other event shall occur with respect to any Plan, that could have a Material Adverse Effect or that causes unfunded liabilities to exceed $2,000,000.

      9.7 Judgments. A final judgment or order for the payment of money in excess of $10,000,000 (exclusive of amounts covered by insurance) shall be rendered against the Borrower or any Significant Subsidiary and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed, or any judgment, writ, warrant of attachment, or execution or similar process, shall be issued or levied against a substantial part of the Borrower's or any Significant Subsidiary's property and such judgment, writ, warrant of attachment, or execution or similar process, shall not be released, stayed, vacated, bonded or otherwise dismissed within 20 days after its issue or levy.

      9.8 Loan Documents. Any Loan Document shall fail to remain in full force or effect, or any action shall be taken by the Borrower to discontinue or to assert the invalidity or unenforceability of any Loan Document.

      9.9 Change of Control. A Change of Control shall have occurred.

      9.10 REIT Status. The Borrower shall at any time fail to maintain its REIT status.

                                   ARTICLE 10
                      ACCELERATION, WAIVERS AND AMENDMENTS

      10.1 Acceleration. If any Event of Default described in Section 9.4 occurs with respect to the Borrower or any Significant Subsidiary, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Event of Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. The Agent agrees to promptly notify the Borrower of any Event of Default, but failure by the Agent to give such notice shall not affect any of the Borrower's obligations or any of the Agent's or the Lenders' rights and remedies hereunder.

      10.2 Additional Remedies. The rights, powers and remedies given to the Agent and the Lenders hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to the Agent and the Lenders by law against the Borrower or any other Person, including but not limited to any Lender's right of setoff or banker's lien.

      10.3 Amendments and Waivers. Subject to the provisions of this Article 10, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding, waiving or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of each Lender affected thereby:

      (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

      (ii) Reduce the percentage specified in the definition of Required
Lenders.

      (iii) Increase the amount of, or extend, the Commitment of any Lender hereunder or permit the Borrower to assign its rights under this Agreement.

      (iv) Amend in any respect the Borrowing Base (or any components thereof or definitions related thereto) or any change to the advance rate thereunder.

      (v) Amend this Section 10.3.

No amendment of any provision of this Agreement relating to the Agent's specific rights and responsibilities hereunder shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating to the Documentation Agent's specific rights and responsibilities hereunder shall be effective without the written consent of the Documentation Agent. The Agent may waive payment of the fees required under Section 14.3(ii) without obtaining the consent of any other party to this Agreement.

      10.4 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 10.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE 11
                               GENERAL PROVISIONS

      11.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

      11.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      11.3 Headings. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

      11.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

      11.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint, and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

      11.6 Expenses; Indemnification. The Borrower shall reimburse the Agent for any costs, internal charges and out-ofpocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Documentation Agent and audit and exam expenses), paid or incurred by the Agent and the Documentation Agent in connection with the negotiation, documentation and syndication of this Agreement. The Borrower shall also reimburse the Agent and each Lender for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and each Lender) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent, the Documentation Agent and each Lender, and its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Documentation Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, provided that no Person shall have the right to be indemnified hereunder for such Person's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

      11.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      11.8 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      11.9 Nonliability of Lenders. The relationship between the Borrower and the Lenders, the Documentation Agent and the Agent shall be solely that of borrower and lender. Neither the Agent, the Documentation Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Documentation Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

      11.10 Choice of Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      11.11 Consent to Jurisdiction. SUBJECT TO SECTION 11.15 BELOW, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN LOS ANGELES IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY

LOAN DOCUMENTS, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. SUBJECT TO SECTION 11.15 BELOW, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE DOCUMENTATION AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. SUBJECT TO SECTION 11.15 BELOW, ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE DOCUMENTATION AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE DOCUMENTATION AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOS ANGELES, CALIFORNIA.

      11.12 Waiver of Jury Trial. SUBJECT TO SECTION 11.15 BELOW, THE BORROWER, THE AGENT, THE DOCUMENTATION AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      11.13 Integration Clause. Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement among the Agent, the Documentation Agent, the Lenders and the Borrower regarding the Loans, and all prior communications, oral or written, between the Borrower and the Agent, the Documentation Agent or any Lender shall be of no further effect or evidentiary value.

      11.14 Confidentiality. The Lenders shall take normal and reasonable precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower but may, in any event, make disclosures (i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any of the Commitments or Loans or participations therein or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to any legal process or (iii) to its attorneys and accountants or (iv) as required by law or (v) in connection with litigation involving any Lender.

      11.15 Dispute Resolution. It is understood and agreed that upon the request of any party hereto any dispute, claim, or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable, now existing or hereinafter arising out of, pertaining to or in connection with this Agreement or the other Loan Documents, or any related agreements, documents, or instruments, shall be resolved through final and binding arbitration administered by Judicial Arbitration & Mediation Services, Inc. ("J.A.M.S."). The hearing shall be conducted at a location determined by the arbitrator in Los Angeles, California and shall be administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration & Mediation Services, Inc., and judgment upon any award rendered by the arbitrator may be entered by an State or Federal Court having jurisdiction thereof. The arbitrator shall determine which is the prevailing party or parties and shall include in the award that party's or parties' reasonable attorneys' fees and costs. As soon as practicable after selection of the arbitrator, the arbitrator or his/her designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party's pro-rata share of said fees and costs. Thereafter each party shall, within ten days of receipt of said statement, deposit said sum with the arbitrator. Failure of any party to make such a deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend that claim which is the subject of the arbitration, but shall not otherwise serve to abate, stay under this paragraph, nor any other provision of this dispute resolution provision, or limit the right of any party to obtain provisional or ancillary remedies such as injunctive relief from any court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of any action for the pursuit of provisional or ancillary remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

                                   ARTICLE 12
                                    THE AGENT

      12.1 Appointment. Bank of Montreal is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article 12. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

      12.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

      12.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

      12.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article 4 except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

      12.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. At the request of the Required Lenders the Agent shall give any notice described in Section 9.3. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      12.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-infact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

      12.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      12.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (ii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 12.8 shall survive payment of the Obligations and termination of this Agreement.

      12.9 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

      12.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      12.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Required Lenders, such resignation or removal to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign or thirty days after removal notice has been given to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, with the consent (which shall not be unreasonably withheld) of the Borrower, if no Default has occurred and is continuing, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $150,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation or removal of the Agent, the departing Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article 12 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

      12.12 Documentation Agent. None of the financial institutions identified on the facing page, preamble or signature pages of this Agreement as a "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "documentation agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the financial institutions so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 13
                            SETOFF; RATABLE PAYMENTS

      13.1 Setoff. Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of the Borrower against any and all obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not any Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lenders under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lenders may have.

      13.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.3) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE 14
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

      14.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 14.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 14.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      14.2 Participations.

      (i) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

      (ii) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, which postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or which is otherwise subject to 100% Lender approval under Section 10.3.

      (iii) Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 13.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 13.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 13.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 13.2 as if each Participant were a Lender.

      14.3 Assignments.

      (i) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more Eligible Assignees ("Purchasers") all or any part of its rights and obligations under the Loan Documents, provided, however, such assignments must be in a minimum amount at least equal to $10,000,000 and must be on a pro rata basis of all Obligations hereunder; provided, however, that if such Purchaser is a Lender or an Affiliate thereof, no minimum amount shall be applicable. Such assignment shall be substantially in the form of Exhibit C hereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if an Event of Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed.

      (ii) Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C hereto (a "Notice of Assignment"), together with any consents required by Section 14.3(i), and (b) payment of a $3,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that it is an Eligible Assignee and that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 14.3(ii), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting its Commitment, as adjusted pursuant to such assignment.

      14.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, provided that each prospective Transferee shall execute and deliver to the Agent a confidentiality agreement (in form and substance reasonably satisfactory to the Borrower and the Agent).

      14.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.21.

                                   ARTICLE 15
                                     NOTICES

      15.1 Giving Notice. Except as otherwise permitted by Section 2.10 with respect to notices regarding conversion or continuation of Advances and Section
2.11 with respect to notices regarding Advances, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to the Borrower and the Agent at their respective addresses set forth below their respective signatures hereto and to each Lender at its address set forth on
Schedule 1 hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

      15.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE 16
                                  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

      IN WITNESS WHEREOF, the Borrower, the Lenders, the Agent and the Documentation Agent have executed this Agreement as of the date first above written.

                                    LTC PROPERTIES, INC.

                                    By: /S/ DARRELL D. STRUCK
                                        ----------------------------------
                                          Darrell D. Struck
                                          Treasurer

                                    300 Esplanade Drive, Suite 1860
                                    Oxnard, California 93030
                                    Attention: Darrell D. Struck
                                               Treasurer
                                    Telecopier: (805) 981-8663
                                    Telephone:  (805) 981-8655

                                    BANK OF MONTREAL, as Administrative
                                    Agent and Lender

                                    By: /S/ KANU MODI
                                        ----------------------------------
                                    Name: Kanu Modi
                                         ---------------------------------
                                    Title: Director
                                          --------------------------------

                                    115 South LaSalle Street
                                    Chicago, Illinois 60603
                                    Attention: Kanu Modi
                                                 Director
                                    Telecopier: (312) 750-6057
                                    Telephone:  (312) 750-3891

                                    with a copy of any notice to:

                                    601 South Figueroa Street, Suite 4900
                                    Los Angeles, California 90017
                                    Attention:  Ronald Launsbach
                                                  Director
                                    Telecopier: (213) 239-0602
                                    Telephone:  (213) 239-0680

                                    SANWA BANK CALIFORNIA, as
                                    Documentation Agent and Lender

                                    By: /S/ DIRK A. PRICE
                                        ----------------------------------
                                          Dirk A. Price
                                          Vice President

                                                                      SCHEDULE 1

                     LENDERS AND APPLICABLE LENDING OFFICES

Lender               Commitment           Applicable Lending Office
------               ----------           -------------------------

Bank of              $15,000,000          115 South LaSalle Street
Montreal                                  Chicago, Illinois 60603
                                          Attention: Kanu Modi
                                                      Director
                                          Telecopier: (312) 750-6057

                                          with a copy of any notice to:

                                          601 South Figueroa Street,
                                            Suite 4900
                                          Los Angeles, California 90017
                                          Attention: Ronald Launsbach
                                                        Director
                                          Telecopier: (213) 239-0602

Sanwa Bank           $10,000,000          601 South Figueroa Street
California                                Los Angeles, California 90017
                                          Attention:  Dirk A. Price
                                                        Vice President
                                          Telecopier: (213) 896-7090

Total Commitments:  $25,000,000

                                                                      SCHEDULE 2

                                  SUBSIDIARIES
                                (See Section 5.7)

                                                    Percent
Investment In        Owned By                      Ownership      Jurisdiction
-------------        --------                      ---------      ------------

Kansas-LTC           LTC Properties, Inc.          100.000%       Delaware
Corporation

L-Tex GP, Inc.       LTC Properties, Inc.          100.000%       Delaware

LTC GP I, Inc.       LTC Properties, Inc.          100.000%       Delaware

LTC GP II, Inc.      LTC Properties, Inc.          100.000%       Delaware

LTC GP III, Inc.     LTC Properties, Inc.          100.000%       Delaware

LTC GP IV, Inc.      LTC Properties, Inc.          100.000%       Delaware

LTC GP V, Inc.       LTC Properties, Inc.          100.000%       Delaware

LTC Remic            LTC Properties, Inc.          100.000%       Delaware
Corporation

L-TEX L.P.           LTC Properties, Inc.          100.000%       Delaware
Corporation

Florida-LTC, Inc.    LTC Properties, Inc.          100.000%       Nevada

LTC-Dearfield, Inc.  LTC Properties, Inc.          100.000%       Nevada


LTC Remic IV         LTC Properties, Inc.          100.000%       Delaware
Corporation

LTC-Tampa, Inc.      LTC Properties, Inc.          100.000%       Nevada

LTC West, Inc.       LTC Properties, Inc.          100.000%       Nevada

University Park      LTC-Tampa, Inc.               100.000%       Florida
Convalescent
Center, Inc.

Western Healthcare   LTC Properties, Inc.          100.000%       Nevada
Funding, Inc.

Education Property   LTC Properties, Inc.          100.000%       Nevada
Investors, Inc.

                                                                      SCHEDULE 3

                                      DEBT
                              (See Section 8.1(ii))

                                                                      SCHEDULE 4

                                      LIENS
                                (See Section 8.8)

            Description                        Amount
            -----------                        ------
            Washington Bonds              $ 8,300,000
            Oregon Bonds                    4,210,000
                                          -----------
            Total                         $12,510,000
                                          -----------
                                          -----------

            See also mortgage loans on Schedule 3.

                                                                      SCHEDULE 5

                                   INVESTMENTS
                             (See Section 8.10(xi))

                                                   Percent
Investment In              Owned By               Ownership    Jurisdiction
-------------              --------               ---------    ------------
LTC Partners I, L.P.       LTC GP I, Inc.         80.380%      Delaware
LTC Partners II, L.P.      LTC GP I, Inc.         68.820%      Delaware
LTC Partners III, L.P.     LTC GP I, Inc.         74.921%      Delaware
LTC Partners IV, L.P.      LTC GP I, Inc.         79.375%      Delaware
LTC Partners V, L.P.       LTC GP II, Inc.        10.024%      Delaware
LTC Partners VI, L.P.      LTC GP III, Inc.       81.320%      Delaware
LTC Partners VII, L.P.     LTC GP IV, Inc.        10.045%      Delaware
LTC Partners VIII,
L.P.                       LTC GP V, Inc.         99.000%      Delaware
Texas-LTC Limited          L-Tex L.P.
Partnership                Corporation            99.000%      Texas
Texas-LTC Limited
Partnership                L-Tex GP, Inc.          1.000%      Texas
LTC Development            LTC Properties,
Company, Inc.              Inc.                   99.000%      Nevada
LTC Assisted Living,       LTC Properties,
Inc.                       Inc.                   99.000%      Nevada

Also included as Investments are those subsidiaries listed on Schedule 2.

                                                                      SCHEDULE 6

                             TERMS OF SUBORDINATION

No payment made on any Subordinated Indebtedness by the Borrower if the following events occur:

      A. A Default under the Term Loan Agreement which permits the Lenders to accelerate maturity; and

      B.    Either (i) such Default is the subject of a judicial proceeding or
            (ii) the Lenders have delivered a notice of Default to the Borrower under the Term Loan Agreement.

No Subordinated Indebtedness payment shall be made until the Default under the Term Loan Agreement has been cured or waived or has otherwise ceased to exist.

                                                                       EXHIBIT A

                                 TERM LOAN NOTE

$_______________                                                __________, ____

      LTC PROPERTIES, INC., a Maryland corporation (the "Borrower"), promises to pay to the order of _________________________ (the "Lender") the principal sum of _____________________ Dollars ($__________) or such lesser amount as advanced by the Lender under the Term Loan Agreement referred to below, in immediately available funds at the account designated from time to time by Bank of Montreal, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Term Loan Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

      The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan made by the Lender and the date and amount of each principal payment hereunder.

      This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Term Loan Agreement dated as of March 8, 1999 (the "Term Loan Agreement") among the Borrower, the Lender and the other lenders referred to therein, Bank of Montreal, as Administrative Agent, and Sanwa Bank California, as Documentation Agent, to which Term Loan Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Term Loan Agreement.

      The Borrower waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands.

      The Borrower shall reimburse the Lender for all costs and expenses, including without limitation reasonable attorneys' fees, as set forth in the Term Loan Agreement.

                                          LTC PROPERTIES, INC.


                                          By:
                                             -----------------------------
                                          Name:
                                                --------------------------
                                          Title:
                                                --------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                          NOTE OF LTC PROPERTIES, INC.

       Principal     Maturity                  Principal
       Amount of    of Interest                 Amount      Unpaid
Date     Loan         Period        Maturity     Paid       Balance
----   ---------    -----------     --------   ---------    -------

                                                                       EXHIBIT B

                             COMPLIANCE CERTIFICATE

To:   The Lenders Parties to the Term
      Loan Agreement Described Below

      This Certificate is furnished pursuant to the Term Loan Agreement dated as of March 8, 1999 (as amended, restated or otherwise modified from time to time, the "Term Loan Agreement") among LTC Properties, Inc. (the "Borrower"), the lenders referred to therein, Bank of Montreal, as Administrative Agent, and Sanwa Bank California, as Documentation Agent. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Term Loan Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES AS SET FORTH BELOW.

      1. I am the duly [elected/appointed] _________________ of the Borrower.

      2. I have reviewed the terms of the Term Loan Agreement and have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower during the accounting period covered by the attached financial statements.

      3. The reviews described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

      4. Schedule 1 attached hereto sets forth financial data and computations evidencing the Borrower's compliance with Sections 6.1-6.5, 8.5 and 8.10 of the Term Loan Agreement, all of which data and computations are true, complete and correct.

      Described below are the exceptions, if any, to paragraph 3, listing in detail the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event:

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

      The foregoing certifications, together with the computations set forth in
Schedule 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of __________, ____.


                                                      -------------------------

                                                                       EXHIBIT C

                              ASSIGNMENT AGREEMENT

      This Assignment Agreement (this "Assignment Agreement") between [NAME OF ASSIGNOR] (the "Assignor") and [NAME OF ASSIGNEE] (the "Assignee") is dated as of ___________, ____. The parties hereto agree as follows:

      1. PRELIMINARY STATEMENT. The Assignor is a party to that certain Term Loan Agreement (which, as it may be amended, restated or otherwise modified from time to time, is herein called the "Loan Agreement") described in Item 1 of
Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

      2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Loan Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loan, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

      3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the date specified in Item 5 of Schedule 1. A Notice of Assignment substantially in the form of Exhibit "I" attached hereto must be delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 14.3(i) of the Loan Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the Effective Date. The Assignor will notify the Assignee of the Effective Date no later than the Business Day prior to the Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

      4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. In consideration for the sale and assignment of Loans hereunder, with respect to any Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to any Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Loan

Agreement. In the event a prepayment of any Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to a Loan prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Payment Date, and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

      5. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

      6. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA [1 and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.]

      7. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

----------
1 Bracketed provision to be included if Assignee is organized under the laws of any jurisdiction other than the United States or any state thereof.

      8. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3(i) of the Loan Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

      9. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

      10. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

      11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal laws, and not the law of conflicts, of the State of California.

      12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Loan Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                    [ASSIGNOR]

                                    By:
                                       -----------------------------
                                    Name:
                                          --------------------------
                                    Title:
                                          --------------------------

                                    [ASSIGNEE]

                                    By:
                                       -----------------------------
                                    Name:
                                          --------------------------
                                    Title:
                                           --------------------------

                                   SCHEDULE 1
                             to Assignment Agreement

1. Description and date of Loan Agreement: Term Loan Agreement dated as of March 8, 1999 among LTC Properties, Inc., the Lenders referred to therein, Bank of Montreal, as Administrative Agent, and Sanwa Bank California, as Documentation Agent.

2.    Date of Assignment Agreement: ___________, ____

3.    Amounts (as of date of Item 2 above):

      a.    Total Commitments under Loan Agreement              $__________

      b.    Assignee's percentage purchased
            under the Assignment Agreement                       __________%

4.    Assignee's Aggregate
      Commitment amount purchased
      hereunder:                                                $__________

5.    Effective Date: _______________, ____

Accepted and Agreed:

[ASSIGNOR]                              [ASSIGNEE]

By:                                     By:
   -----------------------------           -----------------------------
Name:                                   Name:
      --------------------------              --------------------------
Title:                                  Title:
      --------------------------              --------------------------

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

     Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
             (unless set forth on Schedule 1 to the Loan Agreement)

                                   EXHIBIT "I"
                             to Assignment Agreement

                              NOTICE OF ASSIGNMENT

                                                               ___________, ____

To:   LTC Properties, Inc.
      300 Esplanade Drive, Suite 1860
      Oxnard, California 93030
      Attention:  Darrell Struck
                    Treasurer

      Bank of Montreal, as Administrative Agent
      115 South LaSalle Street
      Chicago, Illinois 60603
      Attention:
                 ---------------

From: [ASSIGNOR] (the "Assignor")

      [ASSIGNEE] (the "Assignee")

      1. We refer to the Term Loan Agreement (the "Loan Agreement") described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

      2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section 14.3(ii) of the Loan Agreement.

      3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, ____ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstanding, rights and obligations under the Loan Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the date specified in Item 5 of Schedule 1, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

      4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent and the Borrower if the Assignment Agreement does not become effective on the Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent and/or the Borrower, the Assignor will give the Agent and the Borrower written confirmation of the satisfaction of the conditions precedent.

      5. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

      6. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

      7. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

      8. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Loan Agreement.

[ASSIGNOR]                              [ASSIGNEE]

By:                                     By:
   -----------------------------           -----------------------------
Name:                                   Name:
      --------------------------              --------------------------
Title:                                  Title:
      --------------------------              --------------------------

Acknowledged and consented to:

BANK OF MONTREAL, as                    LTC PROPERTIES, INC.
Administrative Agent

By:                                     By:
   -----------------------------           -----------------------------
Name:                                   Name:
      --------------------------              --------------------------
Title:                                  Title:
      --------------------------              --------------------------

                 [Attach photocopy of Schedule 1 to Assignment.]

                                                                       EXHIBIT D

                               NOTICE OF BORROWING


                                ___________, ____

Bank of Montreal, as Administrative Agent
115 South LaSalle Street
Chicago, Illinois 60603

Attention:  Kanu Modi
            Director

      Re: Term Loan Agreement dated as of March 8, 1999 (the "Loan Agreement") with LTC Properties, Inc.

Ladies and Gentlemen:

      Pursuant to the provisions of Section 2.12 of the Loan Agreement, LTC Properties, Inc. (the "Borrower") hereby gives irrevocable and binding notice to you, as Administrative Agent, that the Borrower is requesting a Loan to be made under the Loan Agreement, as follows (capitalized terms have the definitions set forth in the Loan Agreement):

      1.    Type of Loan: LIBOR/Base Rate Loan

      2. Aggregate Loan Amount: $___________ [at least $5,000,000 and in an integral multiple of $1,000,000]

      3. Borrowing Date: ___________, ____ [same day for Base Rate Loans; at least 3 Business Days for LIBOR Loans]

      4.    Loans will be LIBOR Loans ($__________) and/or Base Loans
            ($_________)

      5. LIBOR Loans will have the following Interest Periods [1, 2, 3 or 6 months]:

      $     ______________: _____ months $ ______________: _____ months

      6.    The undersigned certifies that:

            (a)   There exists no Default.

            (b) The representations and warranties contained in Article 5 of the Loan Agreement are true and correct as of the Borrowing Date.

            (c) No event has occurred, or condition exists, which could have a Material Adverse Effect.

                                    Sincerely,

                                    LTC PROPERTIES, INC.

                                    By:
                                       -----------------------------
                                    Name:
                                          --------------------------
                                    Title:
                                          --------------------------

                                                                       EXHIBIT E

                           BORROWING BASE CERTIFICATE

                    Accounting period ended ___________, ____

      Reference is made to the Term Loan Agreement dated as of March 8, 1999 (as amended, restated or otherwise modified from time to time, the "Term Loan Agreement") among LTC Properties, Inc. (the "Borrower"), the Lenders referred to therein, Bank of Montreal, as Administrative Agent, and Sanwa Bank California, as Documentation Agent. Capitalized terms used in this Certificate have the respective meanings assigned to them in the Term Loan Agreement.

      Pursuant to Section 7.1(iv) of the Term Loan Agreement, the undersigned, the _________________________ of the Borrower, hereby certifies that, to the best of his/her knowledge, attached as Annex 1 is a true and accurate calculation of the Borrowing Base as of ___________, ____, determined in accordance with the requirements of the Term Loan Agreement.

      IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of the ___ day of __________, ____.


                                    --------------------------------------
                                    Name:
                                    Title:

                                                                         ANNEX 1
                                                   to Borrowing Base Certificate

                           BORROWING BASE INFORMATION

Eligible Mortgage Loans                   $101,682,696
  75% of Eligible Mortgage Loans           -----------            $ 76,262,022


Eligible Owned Property                   $239,162,771
  Less prorated Depreciation                16,939,000
Eligible Owned Property less               -----------
  Depreciation                            $222,223,771
  60% of Eligible Owned Property                                  $133,334,263
                                                                  ------------

Total Eligible Borrowing Base                                     $209,596,285

Less any outstanding Senior Debt                                  $125,000,000
                                                                  ------------

Net Available Borrowing Base                                      $ 84,596,285

Net Available Borrowing Base
Less Term Loan Balance Outstanding                                         -0-
                                                                  ------------

Additional availability as of February 28, 1998                   $ 84,596,285
                                                                  ------------
                                                                  ------------